As filed with the Securities and Exchange Commission on July 15, 2011
Registration No. 333-150958

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
LEXINGTON REALTY TRUST
(Exact name of Company as specified in its charter)

Maryland		13-3717318
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
One Penn Plaza, Suite 4015 New York, NY 10019-4015
(Address of principal executive offices)
Lexington Realty Trust 2007 Equity-Based Award Plan
(Full title of the plan)
T. Wilson Eglin President and Chief Executive Officer One Penn Plaza, Suite 4015 New York, NY 10119-4015 (212) 692-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service):

Copies to:
Joseph S. Bonventre, Esq. General Counsel Lexington Realty Trust One Penn Plaza, Suite 4015 New York, NY 10119-4015 (212) 692-7200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑                        Accelerated filer  ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES
This Post-Effective Amendment No. 1 on Form S-8 (this “Post-Effective Amendment”) is related to the Registration Statement on Form S-8 (Registration No. 150958) (the “2008 Registration Statement”) that Lexington Realty Trust (the “Company”) filed with the Securities and Exchange Commission on May 16, 2008. Pursuant to the 2008 Registration Statement, the Company registered the issuance from time to time of 5,000,000 shares of beneficial interest of the Company classified as common stock (the “Shares”). The Shares were registered to permit the issuance of Shares pursuant to the Company's 2007 Equity-Based Award Plan.
The Company is filing this Post-Effective Amendment to deregister all of the 4,150,675 Shares registered under the Registration Statement that remain unissued as of the date hereof. The Company is deregistering such Shares because it has registered such Shares on a subsequent, effective registration statement (Registration No. 333-175618), filed with the Securities and Exchange Commission on July 15, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the 2008 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 15, 2011.
LEXINGTON REALTY TRUST

By:/s/ T. Wilson Eglin
Name: T. Wilson Eglin
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the 2008 Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date
*
E. Robert Roskind	Chairman	July 15, 2011
/s/ T. Wilson Eglin
T. Wilson Eglin	Chief Executive Officer, President and Trustee	July 15, 2011
*
Richard J. Rouse	Vice Chairman and Chief Investment Officer	July 15, 2011
*
Patrick Carroll	Chief Financial Officer, Executive Vice President and Treasurer	July 15, 2011
*
Paul R. Wood	Vice President, Chief Tax Compliance Officer and Secretary	July 15, 2011
*
Clifford Broser	Trustee	July 15, 2011
*
Harold First	Trustee	July 15, 2011

*
Richard S. Frary	Trustee	July 15, 2011
*
James Grosfeld	Trustee	July 15, 2011
*
Kevin W. Lynch	Trustee	July 15, 2011

* By:/s/ T. Wilson Eglin
Attorney-in-fact